Exhibit 5.1

[LETTERHEAD OF SKADDEN, ARPS, SLATE, MEAGHER AND FLOM LLP]

October 27, 2016

The Coca-Cola Company
One Coca-Cola Plaza
Atlanta, Georgia 30313

Re:	The Coca-Cola Company
Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to The Coca-Cola Company, a Delaware corporation (the “Company”), in connection with the registration statement on Form S-3 (the “Registration Statement”) to be filed on the date hereof by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the issuance and sale by the Company from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act (the “Rules and Regulations”), of (i) shares of common stock, par value $0.25 per share, of the Company (“Common Stock”), (ii) shares of preferred stock, par value $1.00 per share, of the Company (“Preferred Stock”), which may be issued in one or more series, (iii) depositary receipts (the “Receipts”) representing fractional shares of Preferred Stock, which are called depositary shares (the “Depositary Shares”) and which may be issued pursuant to one or more depositary agreements (each, a “Depositary Agreement”) proposed to be entered into between the Company and one or more bank or trust companies to be named in the applicable Depositary Agreement (each, a “Bank Depositary”), (iv) senior debt securities of the Company (the “Senior Debt Securities”), which may be issued in one or more series under the Amended and Restated Indenture, dated as of April 26, 1988, as amended by the First Supplemental Indenture, dated as of February 24, 1992, and the Second Supplemental Indenture, dated as of November 1, 2007 (as so amended, the “Senior Indenture”), between the Company and Deutsche Bank Trust Company Americas (as successor to Bankers Trust Company), as trustee (the “Trustee”), which is filed as an exhibit to the Registration Statement, (v) subordinated debt securities of the Company (together with the Senior Debt Securities, the “Debt Securities”), which may be issued in one or more series under an indenture (the “Subordinated Indenture” and, together with the Senior Indenture, “Indentures”) proposed to be entered into by the Company and the Trustee, as trustee, the form of which is filed as an exhibit to the Registration Statement, (vi) warrants to purchase shares of Common Stock, shares of Preferred Stock or Debt Securities (“Warrants”), which may be issued pursuant to one or more warrant agreements (each, a “Warrant Agreement”) proposed to be entered into by the Company and one or more warrant agents to be named therein, (vii) purchase contracts (“Purchase Contracts”) obligating the holders thereof to purchase from the Company or sell to the Company, and the Company to sell to or purchase from such holders, (1) debt or equity securities issued by the Company, a basket of such securities, an index or indices of such securities or any combination thereof, (2) currencies or (3) commodities, at a future date or dates, which may be issued pursuant to one or more purchase contract agreements (each, a “Purchase Contract Agreement”) proposed to be entered into by the Company and one or more purchase contract agents to be named therein and (viii) such indeterminate number of shares of Common Stock, Preferred Stock or Depositary Shares and indeterminate amount of Debt Securities as may be issued upon conversion, exchange or exercise, as applicable, of any Preferred Stock, Depositary Shares, Debt Securities, Warrants or settlement of any Purchase Contracts, including such shares of Common Stock or Preferred Stock as may be issued pursuant to anti-dilution adjustments determined at the time of offering (collectively, “Indeterminate Securities”). The Common Stock, Preferred Stock, Depositary Shares, Debt Securities, Warrants, Purchase Contracts and Indeterminate Securities offered pursuant to the Registration Statement are collectively referred to herein as the “Securities.”

The Coca-Cola Company

October 27, 2016

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinions stated herein, we have examined and relied upon the following:

(a)                                 the Registration Statement;

(b)                                 an executed copy of the Senior Indenture and the form of senior note included therein;

(c)                                  the form of Subordinated Indenture filed as an exhibit to the Registration Statement and the form of subordinated note included therein;

(d)                                 an executed copy of a certificate of Jennifer D. Manning, Secretary of the Company, dated the date hereof (the “Secretary’s Certificate”);

(e)                                  a copy of the Company’s Certificate of Incorporation certified by the Secretary of State of the State of Delaware as of October 27, 2016, and certified pursuant to the Secretary’s Certificate;

(f)                                   a copy of the Company’s bylaws, as amended and in effect as of the date hereof and certified pursuant to the Secretary’s Certificate;

(g)                                  copies of the Company’s bylaws, as in effect on each of April 21, 1988, April 26, 1988, February 24, 1992, November 1, 2007 and October 20, 2016, and certified pursuant to the Secretary’s Certificate;

(h)                                 copies of the Company’s Certificate of Incorporation certified by the Secretary of State of the State of Delaware as of April 21, 1988, April 26, 1988, February 24, 1992, November 1, 2007 and October 20, 2016, and certified pursuant to the Secretary’s Certificate; and

(i)                                     copies of certain resolutions of the Board of Directors of the Company adopted on April 21, 1988 and October 20, 2016, and certified pursuant to the Secretary’s Certificate.

The Coca-Cola Company

October 27, 2016

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials, including those in the Secretary’s Certificate.

We do not express any opinion with respect to the laws of any jurisdiction other than (i) the laws of the State of New York, and (ii) the General Corporation Law of the State of Delaware (the “DGCL”) (all of the foregoing being referred to as “Opined-on Law”).

As used herein, “Transaction Agreements” means the Indentures, any Depositary Agreements, any supplemental indentures and any action of the treasurer establishing the terms of the Debt Securities pursuant thereto, the Warrant Agreements, the Purchase Contract Agreements and any applicable underwriting or purchase agreement.

The opinions stated in paragraphs 1 through 6 below presume that all of the following (collectively, the “general conditions”) shall have occurred prior to the issuance of the Securities referred to therein: (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement or term sheet with respect to such Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable Rules and Regulations; (iii) the applicable Transaction Agreements shall have been duly authorized, executed and delivered by the Company and the other parties thereto, including, if such Securities are to be sold or otherwise distributed pursuant to a firm commitment underwritten offering, the underwriting agreement or purchase agreement with respect thereto; (iv) the Board of Directors of the Company, including any duly authorized committee thereof, shall have taken all necessary corporate action to approve the issuance and sale of such Securities and related matters and appropriate officers of the Company have taken all related action as directed by or under the direction of the Board of Directors of the Company; and (v) the terms of the applicable Transaction Agreements and the issuance and sale of such Securities have been duly established in conformity with the certificate of incorporation of the Company so as not to violate any applicable law, the certificate of incorporation of the Company or the bylaws of the Company, or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.

The Coca-Cola Company

October 27, 2016

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that:

1.                                      With respect to any shares of Common Stock offered by the Company, including any Indeterminate Securities constituting Common Stock (the “Offered Common Stock”), when (a) the general conditions shall have been satisfied, (b) if the Offered Common Stock is to be certificated, certificates in the form required under the DGCL representing the shares of Offered Common Stock are duly executed and countersigned and (c) the shares of Offered Common Stock are registered in the Company’s share registry and delivered upon payment of the agreed-upon consideration therefor, the shares of Offered Common Stock, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Agreement, will be duly authorized by all requisite corporate action on the part of the Company under the DGCL and validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than $0.25 per share of Common Stock.

2.                                      With respect to the shares of any series of Preferred Stock offered by the Company, including any Indeterminate Securities constituting Preferred Stock of such series (the “Offered Preferred Stock”), when (a) the general conditions shall have been satisfied, (b) the Board of Directors of the Company, or a duly authorized committee thereof, has duly adopted a Certificate of Designations for the Offered Preferred Stock in accordance with the DGCL (the “Certificate”), (c) the filing of the Certificate with the Secretary of State of the State of Delaware has duly occurred, (d) if the Offered Preferred Stock is to be certificated, certificates in the form required under the DGCL representing the shares of Offered Preferred Stock are duly executed and countersigned and (e) the shares of Offered Preferred Stock are registered in the Company’s share registry and delivered upon payment of the agreed-upon consideration therefor, the shares of Offered Preferred Stock, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Agreement, will be duly authorized by all requisite corporate action on the part of the Company under the DGCL and validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than $1.00 per share of Preferred Stock.

3.                                      With respect to any Depositary Shares offered by the Company, including any Indeterminate Securities constituting Depositary Shares (the “Offered Depositary Shares”), when (a) the general conditions shall have been satisfied, (b) the Preferred Stock relating to such Offered Depositary Shares has been duly authorized for issuance by the Company; (c) the Offered Depositary Shares have been duly executed, delivered, countersigned, issued and sold in accordance with the provisions of the applicable Depositary Agreement, and the Offered Depositary Shares have been delivered to the Bank Depositary for deposit in accordance with the applicable Depositary Agreement; and (d) the Receipts evidencing the Depositary Shares have been duly issued against deposit of the related shares of Preferred Stock with the Bank Depositary in accordance with the applicable Depositary Agreement, such Depositary Agreement will constitute a legally valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms under the laws of the State of New York.

The Coca-Cola Company

October 27, 2016

4.                                      With respect to any series of Debt Securities offered by the Company, including any Indeterminate Securities constituting Debt Securities of such series (the “Offered Debt Securities”), when (a) the general conditions shall have been satisfied, (b) the applicable Indenture has been qualified under the Trust Indenture Act of 1939, (c) the issuance, sale and terms of the Offered Debt Securities and related matters have been approved and established in conformity with the applicable Transaction Agreements and (d) the certificates evidencing the Offered Debt Securities have been issued in a form that complies with the provisions of the applicable Transaction Agreements and have been duly executed and authenticated in accordance with the provisions of the applicable Indenture and any other applicable Transaction Agreements and issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Agreement upon payment of the agreed-upon consideration therefor, the Offered Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York.

5.                                      With respect to any Warrants offered by the Company (the “Offered Warrants”), when (a) the general conditions shall have been satisfied, (b) the Common Stock, Preferred Stock and/or Debt Securities for which the Offered Warrants are exercisable have been duly authorized for issuance by the Company and (c) certificates evidencing the Offered Warrants have been duly executed, delivered and countersigned in accordance with the provisions of the applicable Warrant Agreement, the Offered Warrants, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Agreement upon payment of the agreed-upon consideration therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York.

6.                                      With respect to any Purchase Contracts offered by the Company (the “Offered Purchase Contracts”), when (a) the general conditions shall have been satisfied, (b) Common Stock, Preferred Stock and/or Debt Securities relating to such Offered Purchase Contracts have been duly authorized for issuance by the Company and (c) the Offered Purchase Contracts have been duly executed, delivered and countersigned in accordance with the provisions of the applicable Purchase Contract Agreement, the Offered Purchase Contracts, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Agreement upon payment of the agreed-upon consideration therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York.

The Coca-Cola Company

October 27, 2016

The opinions stated herein are subject to the following qualifications:

(a)                                 the opinions stated herein are limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws affecting creditors’ rights generally, and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(b)                                 we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to any of the Transaction Agreements or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;

(c)                                  except to the extent expressly stated in the opinions contained herein, we have assumed that each of the Transaction Agreements constitutes the valid and binding obligation of each party to such Transaction Agreement, enforceable against such party in accordance with its terms;

(d)                                 we do not express any opinion with respect to the enforceability of any provision contained in any Transaction Agreement relating to any indemnification, contribution, exculpation, release or waiver that may be contrary to public policy or violative of federal or state securities laws, rules or regulations;

(e)                                  we do not express any opinion with respect to the enforceability of any provision of any Transaction Agreement to the extent that such section purports to bind the Company to the exclusive jurisdiction of any particular federal court or courts;

(f)                                   we call to your attention that irrespective of the agreement of the parties to any Transaction Agreement, a court may decline to hear a case on grounds of forum non conveniens or other doctrine limiting the availability of such court as a forum for resolution of disputes; in addition, we call to your attention that we do not express any opinion with respect to the subject matter jurisdiction of the federal courts of the United States of America in any action arising out of or relating to any Transaction Agreement;

(g)                                  we have assumed that any agent of service will have accepted appointment as agent to receive service of process and call to your attention that we do not express any opinion if and to the extent such agent shall resign such appointment. Further, we do not express any opinion with respect to the irrevocability of the designation of such agent to receive service of process;

(h)                                 we have assumed that the choice of New York law to govern the Indentures, any supplemental indenture and any action of the treasurer thereto is a valid and legal provision;

The Coca-Cola Company

October 27, 2016

(i)                                     we have assumed that the laws of the State of New York will be chosen to govern any Depositary Agreements, Warrant Agreements and Purchase Contract Agreements and that such choice is and will be a valid and legal provision;

(j)                                    we have assumed that the Subordinated Indenture will be duly authorized, executed and delivered by the trustee in substantially the form reviewed by us, and that any Debt Securities, Warrants and Purchase Contracts that may be issued will be manually authenticated, signed or countersigned, as the case may be, by duly authorized officers of any trustee, warrant agent, subscription agent and purchase contract agent, as the case may be;

(k)                                 we call to your attention that the opinions stated herein are subject to possible judicial action giving effect to governmental actions or laws of jurisdictions other than those with respect to which we express our opinion;

(l)                                     we do not express any opinion with respect to the enforceability of any provision contained in any Transaction Agreement providing for indemnity by any party thereto against any loss in obtaining the currency due to such party under any Transaction Agreement from a court judgment in another currency;

(m)                             we have assumed that the choice of a currency other than U.S. dollars as the currency in which any Securities may be denominated does not contravene any exchange control or other laws of the jurisdiction of any such currency, and further we call to your attention that a court may not award a judgment in any currency other than U.S. dollars; and

(n)                              to the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions contained in any Transaction Agreement, the opinions stated herein are subject to the qualification that such enforceability may be subject to, in each case, (i) the exceptions and limitations in New York General Obligations Law sections 5-1401 and 5-1402 and (ii) principles of comity and constitutionality.

The Coca-Cola Company

October 27, 2016

In addition, in rendering the foregoing opinions we have assumed that:

(a)                                 neither the execution and delivery by the Company of the Transaction Agreements nor the performance by the Company of its obligations thereunder, including the issuance and sale of the applicable Securities: (i) constitutes or will constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which the Company or its property is subject, (ii) contravened or will contravene any order or decree of any governmental authority to which the Company or its property is subject or (iii) violates or will violate any law, rule or regulation to which the Company or its property is subject (except that we do not make the assumption set forth in this clause (iii) with respect to the Opined-on Law); and

(b)                                 neither the execution and delivery by the Company of the Transaction Agreements nor the performance by the Company of its obligations thereunder, including the issuance and sale of the applicable Securities, requires or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction.

We hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus forming part of the Registration Statement. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

DSY